                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                            ______________________


                                  FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934



                                AUGUST 17, 1996
                                Date of Report
                       (Date of earliest event reported)



                     CITADEL COMPUTER SYSTEMS INCORPORATED
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



         DELAWARE                    0-08718                  75-2242792
(State or other jurisdiction       (Commission              (IRS Employer
     of Incorporation)             File Number)          Identification No.)




          3811 TURTLE CREEK BOULEVARD, SUITE 330, DALLAS, TEXAS 75219
                    (Address of Principal Executive Office)


                                (214) 520-9292
             (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective August 17, 1996, Citadel acquired all of the issued and outstanding shares of capital stock of Kent-Marsh Ltd., Inc. ("Kent-Marsh") and Astonishing Developments, Inc. ("ADI"). Pursuant to the terms of the Stock Purchase Agreements relating to the acquisitions (the "Agreements"), Citadel paid $600,000 in cash, $400,000 in promissory notes and issued 360,000 shares of its common stock. The Agreements and a press release related to the acquisitions are included as exhibits to this Form 8-K and the disclosure in this Form 8-K is qualified in its entirety by reference to the Agreements and press release.

     Kent-Marsh and ADI develop and market cross-platform desktop security software for Windows and Macintosh operating systems. Their products include WinShield, FolderBolt and NightWatch. Citadel is a developer and marketer of computer software products designed to secure, manage and provide utility services for computer networks and desktop PCs. Citadel's products include NetOff, Phantom of the Console and Server Sentry. Citadel maintains offices in Houston and Dallas, Texas.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The audited financial statements for Kent-Marsh and ADI, as of and for the year ended December 31, 1995, are attached hereto following the signature page. Neither audited nor unaudited financial statements were available for the year ended December 31, 1994.

(b)  PRO FORMA FINANCIAL INFORMATION.

     Pro forma financial information that shows the effect of the acquisition of Kent-Marsh and ADI as of January 1, 1995, is attached and follows the financial statements for Kent-Marsh and ADI.

(c)  EXHIBITS.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-B.

          2.1 Stock Purchase Agreement, dated August 17, 1996, among Citadel Computer Systems Incorporated, Kent-Marsh Ltd., Inc., Vance G. Nesbitt and Robert C. Wesolek (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B). (Incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 3, 1996.)

          2.2 Stock Purchase Agreement, dated August 17, 1996, among Citadel Computer Systems Incorporated, Astonishing Developments, Inc., Vance G. Nesbitt and Robert C. Wesolek (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-B). (Incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 3, 1996.)

         99.1 Press Release dated August 20, 1996. (Incorporated by reference to the Current Report on Form 8-K filed with the Commission on September 3, 1996.)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            CITADEL COMPUTER SYSTEMS INCORPORATED
                                         (Registrant)



        DATE: November 4, 1996   By:         /s/  Steven B. Solomon
                                    -------------------------------------
                                    Steven B. Solomon,
                                    Chief Operating Officer

                         INDEX TO FINANCIAL STATEMENTS


             Combined Financial Statements of Kent-Marsh Ltd., Inc.
                                      and
                        Astonishing Developments, Inc.



        Independent Auditor's Report..........................  1

        Combined Balance Sheets...............................  2

        Combined Statements of Operations.....................  3

        Combined Statement of Shareholders' Deficit...........  4

        Combined Statements of Cash Flows.....................  5

        Notes to Combined Financial Statements................  6

        Pro Forma Condensed Statements of Operations..........  9

        Notes to Pro Forma Condensed Statements of Operations. 12

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Kent-Marsh Ltd., Inc. and Astonishing
  Developments, Inc.


We have audited the accompanying combined balance sheet of Kent-Marsh Ltd., Inc. and Astonishing Developments, Inc. as of December 31, 1995, and the related combined statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the combined financial position of Kent-Marsh Ltd., Inc. and Astonishing Developments, Inc. as of December 31, 1995, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP

Dallas, Texas
October 25, 1996

                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

                            COMBINED BALANCE SHEETS

                                                     December 31,    June 30,
        ASSETS                                           1995          1996
                                                     -------------  -----------
                                                                    (unaudited)
Current assets
 Cash                                                   $  16,607    $  30,290
 Accounts receivable, net of allowance of $10,869          40,867       99,870
 Supplies and other current assets                         30,596       23,101
                                                        ---------    ---------

        Total current assets                               88,070      153,261

Property and equipment
 Furniture and fixtures                                    75,124       75,124
 Leasehold improvements                                     4,300        4,300
 Computer equipment                                       123,960      139,081
                                                        ---------    ---------
                                                          203,384      218,505
   Less accumulated depreciation                         (185,150)    (192,650)
                                                        ---------    ---------
                                                           18,234       25,855

Other assets                                                6,818            -
                                                        ---------    ---------

                                                        $ 113,122    $ 179,116
                                                        =========    =========

        LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
 Accounts payable                                       $  44,207    $  20,122
 Accrued liabilities                                      230,450      378,599
 Note payable to bank                                     175,000      195,000
 Current portion of long-term debt                         13,188            -
                                                        ---------    ---------

        Total current liabilities                         462,845      593,721

Royalty payable - related party                           227,770      227,770
                                                        ---------    ---------

        Total liabilities                                 690,615      821,491

Shareholders' deficit
 Common stock                                             129,071      129,071
 Accumulated deficit                                     (591,564)    (656,446)
 Less treasury stock, at cost                            (115,000)    (115,000)
                                                        ---------    ---------

        Total shareholders' deficit                      (577,493)    (642,375)
                                                        ---------    ---------

                                                        $ 113,122    $ 179,116
                                                        =========    =========

       The accompanying notes are an integral part of these statements.

                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

                       COMBINED STATEMENTS OF OPERATIONS




                                                                   Six months ended
                                                 Year ended            June 30,
                                                December 31,   ------------------------
                                                    1995          1995         1996
                                                -------------  -----------  -----------
                                                               (unaudited)  (unaudited)

Net sales                                         $1,222,796     $644,591     $545,880

Cost of goods sold                                   215,204       71,899      101,351
                                                  ----------     --------     --------

        Gross profit                               1,007,592      572,692      444,529

Selling, general and administrative expenses       1,113,890      592,673      500,595
                                                  ----------     --------     --------

        Operating loss                              (106,298)     (19,981)     (56,066)

Interest expense                                      20,930       10,057        8,816
                                                  ----------     --------     --------

        Net loss                                  $ (127,228)    $(30,038)    $(64,882)
                                                  ==========     ========     ========


       The accompanying notes are an integral part of these statements.

                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

                  COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT

                       Year ended December 31, 1995 and
                  six months ended June 30, 1996 (unaudited)



                                     Common stock         Treasury stock
                                 --------------------  ---------------------  Accumulated
                                   Shares     Amount    Shares      Amount      deficit       Total
                                 ----------  --------  ---------  ----------  ------------  ----------

Balances at January 1, 1995      18,302,105  $128,071  4,380,000  $(115,000)    $(464,336)  $(451,265)

Issuance of common stock              1,000     1,000          -          -             -       1,000

Net loss                                  -         -          -          -      (127,228)   (127,228)
                                 ----------  --------  ---------  ---------     ---------   ---------

Balances at December 31, 1995    18,303,105   129,071  4,380,000   (115,000)     (591,564)   (577,493)

Net loss                                  -         -          -          -       (64,882)    (64,882)
                                 ----------  --------  ---------  ---------     ---------   ---------

Balances at June 30, 1996
 (unaudited)                     18,303,105  $129,071  4,380,000  $(115,000)    $(656,446)  $(642,375)
                                 ==========  ========  =========  =========     =========   =========


        The accompanying notes are an integral part of this statement.

                           KENT-MARSH LTD., INC. AND
                         ASTONISHING DEVELOPMENTS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       Six months ended
                                                    Year ended              June 30,
                                                    December 31,        ----------------
                                                        1995           1995           1996
                                                    ------------    -----------   -----------
                                                                    (unaudited)   (unaudited)
Cash flows from operating activities
 Net loss                                            $(127,228)     $(30,038)     $(64,882)
 Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities
   Depreciation                                         14,140         6,533         7,500
   Changes in operating assets and liabilities
     Accounts receivable                               (39,217)      (65,908)      (59,003)
     Other assets                                       (5,084)      (34,575)       15,312
     Accounts payable                                   10,349       (12,615)      (24,084)
     Accrued liabilities                                92,882       105,766       147,149
                                                     ---------      --------      --------

        Net cash provided by (used in) operating
         activities                                    (54,158)      (30,837)       21,992

Cash flows from investing activities
 Purchase of capital assets                                  -             -       (15,121)

Cash flows from financing activities
 Principal payments on long-term debt                   (6,446)        (6,833)     (13,188)
 Borrowings under long-term debt                        30,000         10,000       20,000
 Issuance of common stock                                1,000              -            -
                                                     ---------       --------     --------

        Net cash provided by financing activities       24,554          3,167        6,812
                                                     ---------       --------     --------

Net increase (decrease) in cash                        (29,604)       (27,670)      13,683

Cash at beginning of period                             46,211         46,211       16,607
                                                     ---------       --------     --------

Cash at end of period                                $  16,607       $ 18,541     $ 30,290
                                                     =========       ========     ========


        The accompanying notes are an integral part of this statement.

                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS



NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING  POLICIES

  Nature of Operations
  --------------------

  Kent-Marsh Ltd., Inc. (KML) and Astonishing Developments, Inc. (ADI) (collectively, the Company) design and manufacture security software for MacIntosh and Windows 95 users.

  Accounting Policies
  -------------------

  A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows:

  Basis of Presentation
  ---------------------

  The accompanying financial statements combine the accounts of KML and ADI because both companies are under common control. All significant intercompany accounts and transactions have been eliminated.

  Software
  --------

  The Company capitalizes significant software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed as incurred. There were no software development costs capitalized during the year ended December 31, 1995.

  Property and Equipment
  ----------------------

  Property and equipment are stated at cost. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, by the straight-line method.

  Interim Financial Statements
  ----------------------------

  The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Rule 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 1995 and 1996 include all adjustments necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year.

  Fair Value of Financial Instruments
  -----------------------------------

  The carrying amounts for cash and bank debt approximate fair value because of the short-term nature of these items. The estimated fair value of royalties payable is $150,000.

                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED



NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates
  ----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - LIQUIDITY MATTERS

  As reflected in the accompanying financial statements, the Company has experienced losses and has an excess of liabilities over assets and negative working capital. In addition, the Company is in violation of certain financial covenants contained in the note agreement with the bank.

  The Company's continued existence as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements and to obtain additional financing as may be required. As a result of the acquisition of the Company in August 1996 (Note H), its new parent has committed to provide funds that management believes will be adequate to continue operations.


NOTE C - NOTE PAYABLE TO BANK

  The note payable to bank is outstanding under a $200,000 line of credit which matured in August 1996. Borrowings under the line of credit bear interest at the prime rate plus 2.25% (11% at December 31, 1995). Substantially all assets of the Company are pledged as collateral on this note. In August 1996, the note was extended until August 2000. The note agreement contains various financial covenants, some of which the Company is not in compliance with. Accordingly, the note has been classified as a current liability.


NOTE D - ROYALTY PAYABLE


  The Company has an agreement with the Company's majority shareholder prior to August 17, 1996 that provides for royalties based upon sales of certain products. Royalty expense for 1995 was $14,456.

  At December 31, 1995, royalties of $227,770 accruing prior to August 1993 were due. Under the Company's bank loan agreement, these royalties cannot be paid until the bank loan is retired.

                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED



NOTE E - COMMON STOCK

  Kent-Marsh Ltd., Inc. common stock consisted of the following:

    Class A voting, no par value; authorized, 100,000,000 shares;
    issued, 18,118,422 shares, of which 4,380,000 have been
    reacquired for the treasury                                      $ 126,234

    Class B non-voting, no par value; authorized, 100,000,000
    shares; issued and outstanding, 183,683 shares                       1,837

  Astonishing Developments, Inc. common stock consists of the following:

    Class A voting, no par value; authorized, 100,000,000
    shares; issued and outstanding, 1,000 shares                         1,000

    Class B non-voting, no par value; authorized,
    100,000,000 shares; none issued                                          -
                                                                     ---------
                                                                     $ 129,071
                                                                     =========

NOTE F - INCOME TAXES

  The Company has deferred tax assets of approximately $220,000 and deferred tax liabilities of approximately $1,000. A valuation allowance of $219,000 has been established against the net deferred tax asset because of uncertainties regarding recoverability. The deferred tax assets arise primarily from receivables, property, equipment and payables.

NOTE G - COMMITMENTS AND CONTINGENCIES

  The Company leases office space under an operating lease that expires in December 1996. Rent expense approximated $ 42,000 for the year ended December 31, 1995. Minimum future rental commitments under this lease are $44,532.

  The Company is self-insured with respect to workers' compensation claims. As a result, it is exposed to uninsured losses from workplace occurrences that are normally covered by insurance and it has surrendered certain common law defenses to negligence claims which may be asserted by employees who sustain employment-related injuries.


NOTE H - SUBSEQUENT EVENT

  On August 17, 1996, all of the capital stock of the Company was acquired by Citadel Computer Systems Incorporated for $600,000 in cash, notes of $400,000 and 360,000 shares of common stock.


NOTE I - SIGNIFICANT CUSTOMER

  During the year ended December 31, 1995, the Company had sales of $186,000 to one customer. Loss of this customer could have a material adverse effect on the operations of the Company.

                 PRO FORMA CONDENSED STATEMENTS OF OPERATIONS



The accompanying pro forma condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the acquisition of Kent-Marsh Ltd., Inc.
(KML) and Astonishing Developments, Inc. (ADI) had been consummated as of the time reflected herein, nor are they necessarily indicative of the future results of operations of Citadel Computer Systems Incorporated. The acquisition has been accounted for using the purchase method of accounting. Allocation of purchase price is based on preliminary estimates of fair value and is subject to change.



The following pro forma condensed statements of operations give effect to the acquisition of KML and ADI, which was effective August 17, 1996, as though it had taken place at January 1, 1995.

                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                   For the six months ended August 31, 1996




                                          Citadel
                                         Computer
                                          Systems       KML/ADI      Pro Forma
                                       Incorporated     Combined    Adjustments       Pro Forma
                                       -------------  ------------  ------------     -----------

Net sales                               $ 2,676,884   $   545,880    $        -      $ 3,222,764
Cost of goods sold                          123,427       101,351             -          224,778
                                        -----------   -----------   -----------      -----------

 Gross profit                             2,553,457       444,529             -        2,997,986

Selling, general and administrative
 expenses                                (3,079,565)     (500,595)      (56,903)(1)   (3,637,063)

Research and development
 expenses                                (4,007,792)            -     1,990,000 (2)   (2,017,792)
                                        -----------   -----------   -----------      -----------

Operating loss                           (4,533,900)      (56,066)    1,933,097       (2,656,869)

Other expense - net                      (1,414,220)       (8,816)      (60,000)(3)   (1,483,036)
                                        -----------   -----------   -----------      -----------

 Net loss from continuing
   operations                           $(5,948,120)  $   (64,882)   $1,873,097      $(4,139,905)
                                        ===========   ===========   ===========      ===========

Loss per share                                $(.50)                                       $(.34)
                                        ===========                                  ===========

Weighted average shares
 outstanding                             11,888,385                     360,000 (4)   12,248,385
                                        ===========                 ===========      ===========


                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1995


                                Citadel
                               Computer
                                Systems       KML/ADI      Pro Forma
                             Incorporated     Combined    Adjustments         Pro Forma
                             -------------  ------------  ------------       ------------
Net sales                     $ 1,348,382   $ 1,222,796     $       -        $2,571,178
Cost of goods sold                127,583       215,204             -           342,787
                              -----------   -----------   -----------        ----------

 Gross profit                   1,220,799     1,007,592             -         2,228,391

Selling, general and
 administrative expenses       (1,871,689)   (1,113,890)     (113,806)(1)    (3,099,385)

Research and development
 expenses                        (136,355)            -             -          (136,355)
                              -----------   -----------   -----------        ----------

Operating loss                   (787,245)     (106,298)    (113,806)        (1,007,349)

Other expense - net              (322,403)      (20,930)     (120,000)(3)      (463,333)
                              -----------   -----------   -----------       -----------

 Net loss from continuing
   operations                 $(1,109,648)  $  (127,228)    $(233,806)      $(1,470,682)
                              ===========   ===========   ===========       ===========

Loss per share                     $(.17)                                         $(.21)
                              ===========                                   ===========

Weighted average shares
 outstanding                    6,570,284                     360,000(4)      6,930,284
                              ===========                 ===========       ===========


                           KENT-MARSH LTD., INC. AND
                        ASTONISHING DEVELOPMENTS, INC.

             NOTES TO PRO FORMA CONDENSED STATEMENTS OF OPERATIONS



NOTE A - GENERAL


  In August 1996, Citadel Computer Systems Incorporated (Citadel) acquired all of the outstanding capital stock of KML and ADI for $1,000,000 in cash and noninterest-bearing notes and 360,000 shares of restricted common stock valued at $1,200,000. The excess of purchase price over the deficit of KML and ADI was allocated to software ($800,000) and purchased research and development technology that had not reached the working model stage and for which there is not alternative use ($1,990,000).

  The 1996 pro forma condensed statement of operations includes (i) Citadel for the six months ended August 31, 1996 (the first six months of its changed fiscal year) and (ii) KML and ADI for the six months ended June 30, 1996.

NOTE B - PRO FORMA ADJUSTMENTS

  (1)  Amortization over 7 years of purchase price assigned to software.
  (2) Elimination of Citadel write-off in August 1996 for purchased research and development technology.
  (3) Interest at 12% on notes given in acquisition and borrowings that would have been required to finance the cash portion of the purchase price.
  (4)  Shares issued in the acquisition.